EXHIBIT 10.182

CLIENT NO:	ITEM NO:
4200942	0006
SUBDIVISION NO:	0000

LOAN AGREEMENT

Between  NEDBANK LIMITED (BUSINESS BANKING   ("the bank")
of     WINELANDS REGIONAL OFFICE ZOMERLUST ESTATE 20 BERSIG AVE PAARL 7646
and      CENTURY CASINO NEWCASTLE (PTY) LTD (199800272307)  ("the borrower")
of     100 ALLEN STREET NEWCASTLE 2940

whereby the bank furnishes to the borrower who hereby accepts a loan facility as set out in schedule 1 hereto, subject to the terms and conditions herein.

SCHEDULE 1 LOAN AMOUNT REVENUE STAMPS LESS: INITIAL PAYMENT PRINCIPAL DEBT PLUS : FINANCE CHARGES TO BE CALCULATED at 10.500.%P.A.) -7 TOTAL PAYABLE	R R R R R R	50000000.00 R 0.00 0.00 50000000.00 14351854.60 64351854.60

DEBIT ORDER AUTHORISATION

Authority is hereby granted to debit my/our account in the name of currently at
name of Bank    branch

bank clearing no      account no
from time to time in payment of moneys due and payable to the bank in respect of this Agreement.

AUTHORISED SIGNATORIES:

1._________________________   2._______________________________

__________________________   _______________________________
Full names and designation        Full names and designation

DATE:_______________________________

Payable by 60 payments of R1072530.91 each, the first payment payable on 01/01/2007 and subsequent payments on day 1 of each succeeding month with the final payment payable on 01/12/2011.
Additional finance charge of R1200.00 (inclusive of VAT) is payable in respect of documentation and processing costs.

SCHEDULE 2(TWO): SECURITIES SEE ANNEXURE B

1. /s/ Christian Gernert SIGNATURE (BORROWER) for and on behalf of who warrants that he is duly authorised thereto CENTURY CASINO NEWCASTLE (PTY) LTD (Full names of Borrower) duly authorised thereto	_17 Donkin Street, Caledon ___ PLACE	_07/12/2006______ DATE	/s/ Morne Rossouw WITNESS Full name: Morne Rossouw Address : 9 Plantasie Street, Caledon, 7230
2./s/ Francois van der Westhuizen SIGNATURE (BANK) for and on behalf of the bank who warrants that he is duly authorised thereto	__Caledon__________________ PLACE	__07/12/2006______ DATE	__________________________ WITNESS Employee number ( or full name ): __________________________

TERMS AND CONDITIONS	CLIENT NO. : 4200942 ITEM NO. : 0006 SUB DIVISION NO. 0000

1. INTERPRETATION
In this agreement, unless the contrary is expressly indicated:
1.1 words and expressions shall bear the meanings as set out hereunder -
1.1.1 "business day" shall mean a day which is not a public holiday, Saturday or Sunday in the Republic of South Africa;
1.1.2 "finance charges" shall be calculated by including the first day and excluding the last day of payment;
1.1.3 “the commencement date" shall mean the date on which the loan facility is made available to the borrower by the bank, as set out in schedule 1 hereto;
1.1.4 "material or materially" shall mean an act or omission or circumstances that may, in the bank's sole judgement, prejudice the bank's rights or interests in terms of this agreement or any agreement pursuant to this agreement;
1.1.5 “month” shall mean a period calculated from any specified day to and including the day numerically corresponding to such specified day (or, if there shall be no day numerically corresponding to such specified day, the last day) in the relevant subsequent calendar month;
1.1.6 "prime rate" shall mean the nominal annual rate of interest as determined by Nedbank Limited from time to time;
1.1.7 "the parties" shall mean, collectively, the bank and the borrower; and
1.1.8 "year" shall mean a period calculated from any specified day up to and including the day numerically corresponding to such specified day in the relevant subsequent year;
1.2 the headings in this agreement are for convenience of reference only and shall not be taken into account in the construction or interpretation thereof;
1.3  words in singular shall include the plural and vice versa, words in the masculine gender shall include the feminine and neuter genders and vice versa.

2. LOAN FACILITY
2.1 The loan facility shall be made available to the borrower on the date of compliance with clause 3 below.
2.2 The period of the loan facility is set out in schedule 1 hereto.
2.3 The finance charge rate quoted in the schedule 1 hereto is variable and linked to the Nedbank prime rate.
2.4 The finance charges and instalments quoted in the schedule 1 hereto shall therefore be adjusted commensurately with any change in the Nedbank prime rate from time to time.
2.5 All finance charge rates relevant to this agreement shall be nominal annual compounded monthly rates.

3. SECURITY
The loan facility shall be subject to the securities set out in schedule 2 hereto having been furnished by the borrower to the satisfaction of the bank.

4. REPAYMENT
 4.1  The principal debt and finance charges shall be repaid as stipulated in schedule 1 hereto.
4.2
Should any amount payable in terms hereof not be paid on the due date or dates agreed upon in terms of this agreement, such amount shall (without diminution of any other rights which the bank may hereby or otherwise acquire) bear interest at a rate of 5% per annum above the Nedbank prime rate, from time to time, calculated as from the due date of payment to the date of actual payment.The borrower may effect early repayment of the balance outstanding upon written notice to that effect to the bank and upon payment of the principal debt and recalculated finance charges.The date specified in such notice shall be deemed to be the date on which the outstanding balance of the principal debt and recalculated finance charges thereon shall be paid by the borrower to the bank.

4.3	Subject to the borrower not being in breach of this agreement the borrower will be entitled to terminate this agreement before expiration.
4.4
In the event that the borrower makes the election in terms of clause 4.3 above and, if this agreement is subject to the Usury Act, 1968 (Act No 73 of 1968) and the principal debt does not, on the date of this agreement, exceed the sum of R250 000,00 (or such other amount as may from time to time be prescribed by regulation for the purposes of section 3A(2)(a) of the Act), but not otherwise, the borrower is entitled to repay the principal debt and finance charges in one amount before the due date thereof, provided that -

4.4.1 the borrower gives the bank 90 (ninety) days' written notice (or such longer period as may be prescribed by regulation for the purposes of section 3A of the Act) of the borrower's intention to do so;
4.4.2 such notice shall not be given prior to 90 (ninety) days after the date of this agreement;
4.4.3 such notice shall state the date on which the borrower intends to pay the outstanding balance and finance charges in one amount; and
4.4.4 should such notice be given by the borrower, the date stated by the borrower as that on which payment will be made will be deemed to be the date on which the outstanding balance of the principal debt and finance charges thereon shall be paid.

5. LEGISLATION
Should there be any change in South African or foreign law, including but not limited to, any change in the rate calculation, method or nature of taxation or deduction or allowance in respect of the bank's income in terms of tax legislation, or any increase in the prudential requirement of the bank in terms of the Banks Act or the regulations thereunder, which would increase the costs to the bank in terms of this facility, then the bank shall be entitled, on each occurrence of any of the aforesaid events and without prior notice to the borrower, to increase the finance charge rate applicable hereto with such an amount so as to place the bank in the same financial position as it would have been had the said events not occurred.

6. BREACH
6.1 The loan facility shall become immediately due and payable on the occurrence of any one of the following events, each of which shall be severable and distinct from the other of them:
6.1.1 the borrower commits an act similar to an act of insolvency as defined in the Insolvency Act of 1936 (as amended) or an act defined in terms of section 344 of the Companies Act of 1973 (as amended); or
6.1.2 the borrower is unable or ceases for any reason whatsoever to conduct its normal line of business in an ordinary and regular manner; or
6.1.3 the borrower commits a breach of any of the terms and conditions of this agreement including but not limited to, non-compliance with clause 7 of this agreement, or any other agreement or instrument pursuant to this agreement; or
6.1.4 any material asset of the borrower is attached under writ of execution; or
6.1.5 the borrower disposes of a material portion of its undertakings or assets or changes its asset structure, except in the normal course of business, or the value of the borrower's assets is materially reduced; or
6.1.6 the borrower is voluntarily or compulsorily placed under judicial management or is wound up or enters into a compromise, composition or arrangement with its creditors, or any class thereof; or
6.1.7 the ultimate beneficial control of the borrower changes during the period of the loan facility; or
        6.1.8 a material change in the financial condition of the borrower occurs subsequent to the date of its last audited financial statements and such change will, in the opinion of the bank's auditors, prevent or aggravate the borrower's ability to perform or observe its obligations in terms of this agreement; or
6.1.9	the borrower breaches any other agreement with the bank; or
6.1.10any material indebtedness or obligation for any loans, constituting indebtedness of the borrower becomes due and payable prior to its specified maturity by reason of default or is not paid when due.
6.2. Should such event be incapable of remedy or should the borrower fail to remedy or procure the remedy of the same within the time period thus provided, in the case of non-payment of any amount within 7 days, or in the case of any other remediable breach within 21 days (or such longer period as may be agreed between the parties), in each case after receipt of written notice from the bank calling for rectification thereof, then the bank shall be entitled, without derogating from any other right which the bank may hereby or otherwise require, to:
6.2.1
claim immediate repayment of all or any amounts owing under this agreement or from whatever other cause arising in connection therewith, all of which amounts shall immediately become due and payable and all such amounts shall bear interest at a rate of 5% per annum above the Nedbank prime rate calculated as from the date of default or non-payment to the date of actual payment; and/or

6.2.2	in its sole discretion, review and amend the terms and period of the loan facility; and/or
6.2.3	apply any amount whatsoever standing to the credit of the borrower in the books of the bank, in payment of the loan facility or costs or finance charges due in terms of this agreement.
6.3. Without prejudice to any other provision of this agreement, the borrower hereby indemnifies the bank against any loss or expense the bank may reasonably sustain or incur, including costs as between attorney and own client, as a consequence of the failure by the borrower to pay, when due, any principal repayment or any finance charges on the loan facility or any other amount payable hereunder.

7. UNDERTAKINGS AND COVENANTS
7.1 The borrower hereby agrees and undertakes that, until the principal debt plus finance charges has been repaid in full, the borrower shall:
7.1.1 furnish the bank with the audited annual financial statements (consolidated, if the borrower has subsidiaries) and all other financial information with which a shareholder is entitled to be furnished by the borrower, within 180 days of the end of the financial year of the borrower;
7.1.2 maintain in full force and effect all government, tax, monetary and other approvals required to enable the borrower to maintain its corporate status to continue in its business and affairs;
7.1.3 not encumber any of its assets, except for existing encumbrances, without prior written consent of the bank, which consent shall not be unreasonably withheld if the encumbrances are in the normal course of business;
7.1.4 immediately notify the bank of any change in the present shareholding or beneficial ownership of the borrower, whereupon the bank shall be entitled to review the terms of the loan facility and, if the bank regards in its sole discretion the change to be material, the bank shall be entitled to cancel this agreement;
7.1.5 ensure that all necessary exchange control approvals have been obtained from the Reserve bank and complied with.
7.2 The borrower represents and warrants to the bank that:
7.2.1 it is a company duly registered and existing under the laws of the Republic of South Africa;
7.2.2 it has full power to enter into and perform in terms of this agreement and has taken all necessary corporate and other actions to authorise the borrowings hereunder, including such steps as may be necessary to comply with the provisions of Article 60 of Table A or Article 61 of Table B of the Companies Act of 1973 (as amended), if applicable;
7.2.3 this agreement constitutes a legal, valid, binding and enforceable obligation of the borrower;
7.2.4 no litigation, arbitration or administrative proceeding is currently in progress or, to the knowledge of the borrower, pending or threatened against it, or any of its assets, which relates in any manner to this agreement or which would have a materially adverse effect on the financial condition of the borrower;
7.2.5 it is not a party to any agreement materially affecting, or which is likely to materially affect, its financial condition;
7.2.6 it has good title to all its assets which are reflected in its financial statements or has not sold or otherwise disposed of any such assets as reflected in its last audited financial balance sheet for the last financial year, except in the ordinary course of business;
7.2.7 its last published annual report fairly represents the consolidated financial position of the borrower and its subsidiaries, where applicable, and the consolidated results of their operation for that financial year, and that the said financial statements have been prepared in accordance with generally accepted accounting principles in the Republic of South Africa consistently applied, and that the borrower does not have significant liabilities, present or continued including, without limitation, liabilities for taxes or material forward or long term commitments which are not disclosed or provided for in such financial statements;
7.2.8 there has been no material adverse change in the financial or other condition of the borrower since the date of its last audited financial statements.
7.3 The borrower shall be deemed on the anniversary of each year after date of signature of this agreement to represent and warrant that each of the representations and warranties is true and accurate on such day and, in addition, that the then latest accounts of the borrower and its subsidiaries, delivered to the bank pursuant hereto, fairly represents the financial position of the borrower or the consolidated financial position of the borrower and its subsidiaries, as the case may be.

8. GENERAL CONDITIONS
8.1 The bank shall have the right to allocate any payments by the borrower to it in respect of the loan facility as to the costs, interest, penalty interest and capital in respect of this agreement in any order and proportion as the bank deems fit.
8.2 All payments to be made by the borrower hereunder shall be made free and without deduction of any taxes, charges or costs. If the borrower shall at any time be compelled by law to withhold or deduct taxes from any amounts payable to the bank, the amounts so payable to the bank shall be increased to such extent that the net amounts after such withholdings or deductions shall equal the amount of interest, capital or any other amount provided for in this agreement.
8.3 No variation of this agreement shall be of any force and effect unless reduced to writing and signed by the parties or their authorised agents. This agreement supersedes and replaces all previous agreements between the parties with respect to the loan facility.
8.4 No relaxation or indulgence which either party may show to the other shall in any way prejudice or be deemed to be a waiver of its rights in terms hereof or be a novation of this agreement.
8.5 Save where the borrower has opened an associated transaction account, this agreement is the whole agreement between the parties and no variation shall be of any force or effect unless agreed to by the bank in writing. Where the borrower has opened an associated transaction account the finance charge rate to be applied during any month in respect of which the terms and conditions applicable to such associated transaction account have application, will be the rate derived from the undermentioned formula, namely:
Cx (1-Yx (A/B))
Where:-
A = transaction account average daily balance for the previous month.
B = the present value of the outstanding instalments at the time of calculating this finance charge rate.
C = variable finance charge rate otherwise applicable under this agreement in respect of the month in question.
Y = variable bank margin factor, which may be adjusted from time to time by agreement between the parties.
Any such transaction account shall only come into effect upon compliance with clause 3 above.

8.6 Without prejudice to the bank's right to institute proceedings in a high court having jurisdiction, the parties agree and the borrower hereby consents to the jurisdiction of the magistrate's court having jurisdiction over its person notwithstanding that the cause of action or amount of any claim hereunder might exceed the jurisdiction of any magistrate's court.
8.7 The bank shall be entitled to cede, assign and/or transfer the whole or portion of its rights and/or obligations in terms hereof to any other financial institution being a subsidiary of the bank, without the prior consent of the borrower.
8.8 All reasonable costs of and incidental to the drawing and preparation of this agreement and the stamp duty of this agreement and on all other documents and all costs which the bank may incur in connection with the enforcement or the preservation of any of its rights under this agreement, shall be borne and paid by the borrower.
8.9 For the purpose of any litigation, or otherwise, a certificate written and signed by any manager of the bank (whose status need not be proven) setting out the amount of the borrower's indebtedness to the bank in terms hereof, shall be prima facie proof of the correctness of the amount owing including, but not limited to, damages, costs and interest due and owing.
8.10 All the provisions of this agreement shall be severable and no provision shall be affected by the invalidity of any other provision of this agreement.

9. IMPOSSIBILITY
Where, as a result of vis major, casus fortuitus, an act of God, an act of the State or any statutory authority, any statutory provision or the application thereof, war or civil unrest or any other act or happening beyond the control of the bank, the bank finds itself in its sole judgement unable to give effect to any part of this agreement, the bank may at its election and without becoming liable for consequential or any other damages:
9.1 cancel this agreement by giving written notice to the borrower to that effect, and demand repayment of the principal debt plus finance charges, recalculated to the date of repayment, within 30 days from the date of notice of cancellation; or
9.2 notify the borrower of its inability to perform, partially or in full, in terms of this agreement and cancel the uncompleted or any other portion of this agreement and, if applicable, demand repayment of the cancelled portion of the principal debt and recalculated finance charges within 30 days from the date of the notice or cancellation.

10. DOMICILIA
10.1 The parties hereby choose as domicilium citandi et executandi, at their respective addresses in the Republic of South Africa as set out on page 1 of this agreement .
10.2 Either party may change its address to any other physical address in the Republic of South Africa by notifying the other party to that effect. Such change of address shall become effective 5 (five) business days after receipt of notice of the change of address.
10.3 Any notice between the parties to this agreement shall prima facie be deemed to have been duly delivered on the day of hand delivery or on the fourth day after the posting of a prepaid registered letter.

Signature: __/s/ Christian Gernert______________________________

DECLARATION IN TERMS OF THE LONG- AND SHORT-TERM INSURANCE ACTS, 1998

1.	Insurance
      Declaration in terms of:
-	section 44 of the Long Term Insurance Act, 52 of 1998; and
 -  section 43 of the Short Term Insurance Act, 53 of 1998.

In the event of me/us being required to provide an insurance policy, whether a long-term or short-term policy, as protection for my/our indebtedness to Nedbank Limited, Asset Finance Division, I/we understand that I/we am/are entitled to either make an existing policy available or to enter into a new policy or utilise a combination of the options.

I/we understand that I/we cannot avail myself/ourselves of the entitlements set out below when I/we am/are required to make a short-term insurance policy available as protection for my/our indebtedness to Nedbank Limited, Asset Finance Division, in relation to a contract in terms of which money is loaned upon the security of the mortgage of immovable property.

1.1	If I/we elect to enter into a new policy, I/we understand that I/we am/are entitled to:
          (i)  choose both the insurer and the intermediary to render the contemplated service;
                 (ii)  in respect of long-term policies, only effect cover for death and disability;
(ii)	only effect cover to the value of the indebtedness.

1.2	If I/we elect to make an existing policy available, I/we understand that:
(i)	I/We am/are entitled to choose the intermediary to render the contemplated services;
(ii)	I/We need only vary the existing policy to the extent that:
           a)  in respect of long-term policies, policy benefits are to be provided in the event of death and disability of the life insured;
b)	the value of the benefits are not less than the value of the indebtedness.

1.3	I/We declare that I/we have been made aware of the following exclusions if an automatic settlement benefit (ASB) policy is used as security otherwise in conjunction with this agreement:
(i)	any preexisting medical condition may invalidate a claim under the policy;
(ii)
any medical condition (excluding minor conditions such as the flu) for which I/we have consulted or received treatment from any medical practitioner or were hospitalised for treatment or surgery or specialist investigation during the past two years is specifically excluded from cover for a period of two years;

(iii)	no benefit will be payable for any claim arising from AIDS or HIV infection;
(iv)	no benefit will be payable if the cause is due to my/our own actions.

1.4	I/We authorise the insurer:
(i)	to obtain information from any person, who is authorised and requested to provide such information, required by the insurer; and
(ii)
to share with other insurers information contained in the finance application or any related policy or any other document, either directly or through a database operated by or for insurers, at any time (even after my death) in such a manner as may be decided by the Insurer or the operator of such a database.

1.5	I/We, therefore, declare that I/we:
(i)	was/were given this notice of entitlement prior to providing or effecting the required insurance policy; and
(ii)	exercised freedom of choice in respect of the abovementioned entitlements; and
(iii)	was/were not subject to any coercion or inducement as to the manner in which I/we exercised my/our freedom of choice.

2.  Acknowledgement
I/We the undersigned hereby declare that I/we have read and understood the terms and conditions of the agreement concerned, together with the schedule, and agree to abide by the provisions thereof.

Signed at	Caledon	on	07/	12/	2006
	(place)		(day)	(month)	(year)

Witnesses		/s/ Christian Gernert
1.	/s/ Morne Rossouw	(Signature) For and on behalf of the client, who warrants that he/she is duly authorised
2.	/s/ Rache Groenewald

CLIENT NO:	ITEM NO:
4200942	0006
SUBDIVISION NO:	0000

ANNEXURE A

This Annexure A forms the subject of a Loan Agreement entered into by and between
CENTURY CASINO NEWCASTLE (PTY) LTD (199800272307)
of 100 ALLEN STREET NEWCASTLE 2940
and Nedbank Limited (Business Banking
of Winelands Regional Office Zomerlust Estate 20 Bersig Avenue PAARL 7646

Signed on:   07/12/2006

P A Y M E N T D E T A I L S

No of Payments	Amount	Start Date	Frequency
60	1072530.91	01/01/2007	Monthly

Your payment date will be on day 1 of the month.

Additional finance charge of R1200.00 (inclusive of VAT) is payable in respect of documentation and processing costs.

Signed at___Caledon__________  on__07/12____________year_2006______

_/s/ Morne Rossouw______________________   _/s/ Christian Gernert_____________________________
Witness         for and on behalf of:
                                                   CENTURY CASINO NEWCASTLE (PTY) LTD

Signed at___Caledon__________  on__07/12____________year_2006______

_/s/ Morne Rossouw______________________   _/s/ Francois van der Westhuizen___________________
Witness         for and on behalf of:
                                           Nedbank Limited (Business Banking

CLIENT NO:	ITEM NO:
4200942	0006
SUBDIVISION	0000
ANNEXURE B - SECURITIES
CENTURY CASINO NEWCASTLE (PTY) LTD

1.	A first covering bond of R50 000 000 over Erf 15450, Newcastle.

2.	A general covering notarial bond of R10 000 000 over all moveable assets.

3.	Security provided by Century Casinos Africa (Pty) Ltd (Reg No: 1996/010501/07):

3.1	A general deed of surety limited to R50 000 000 (including COLF)
3.2	Cession of 33 988 shares issued in Century Casino Newcastle (Pty) Ltd as per share certificate number 23

4.	Security provided by Winlen Casino Operators (Pty) Ltd (Reg No: 2000/029023/07)

4.1	A general deed of surety limited to R20 000 000 (including COLF)
4.2	Cession of 22 658 shares issued in Century Casino Newcastle (Pty) Ltd as per share certificate number 24

5.	Cession of a fully comprehensive insurance policy that covers the fixed property and moveable assets of Century Casino Newcastle (Pty) Ltd

Signed at___Caledon__________  on__07/12____________year_2006______

_/s/ Morne Rossouw______________________   _/s/ Christian Gernert_____________________________
Witness         for and on behalf of:
                                                 CENTURY CASINO NEWCASTLE (PTY) LTD
                                 REG NO 1998/002723/07

Signed at___Caledon__________  on__07/12____________year_2006______

_/s/ Morne Rossouw______________________   _/s/ Francois van der Westhuizen___________________
Witness         for and on behalf of:
                                         NEDBANK LIMITED
                             REG NO 1951/000009/06